Exhibit 99.1

Joint Filing Agreement

The undersigned hereby agree that the Statement on Schedule 13G dated July 10, 2015 with respect to the shares of Common Shares of Xenon Pharmaceuticals Inc., and any further amendments thereto executed by each and any of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

Dated:  July 10, 2015

BIOTECHNOLOGY VALUE FUND, L.P.		INVESTMENT 10, L.L.C.

By:	BVF Partners L.P., its general partner	By:	BVF Partners L.P., its investment adviser
By:	BVF Inc., its general partner	By:	BVF Inc., its general partner

By:	/s/ Mark N. Lampert	By:	/s/ Mark N. Lampert
	Mark N. Lampert		Mark N. Lampert
	President		President

BIOTECHNOLOGY VALUE FUND II, L.P.		MSI BVF SPV, LLC

By:	BVF Partners L.P., its general partner	By:	BVF Partners L.P., its investment adviser
By:	BVF Inc., its general partner	By:	BVF Inc., its general partner

By:	/s/ Mark N. Lampert	By:	/s/ Mark N. Lampert
	Mark N. Lampert		Mark N. Lampert
	President		President

BVF INC.

BVF PARTNERS L.P.		By:	/s/ Mark N. Lampert
Mark N. Lampert
By:	BVF Inc., its general partner		President

By:	/s/ Mark N. Lampert
	Mark N. Lampert		/s/ Mark N. Lampert
	President		MARK N. LAMPERT